                                                                    EXHIBIT 4.28

                                                                [Execution Copy]
                      SIXTH AMENDMENT, WAIVER AND CONSENT
     SIXTH AMENDMENT, WAIVER AND CONSENT, dated as of June 17, 1994 (this "Amendment"), among FLAGSTAR CORPORATION, a Delaware corporation formerly known as TW Services, Inc. ("Flagstar"), TWS FUNDING, INC., a Delaware corporation ("Funding"), and each financial institution executing this Amendment as a "Lender" (each, a "Lender").
     PRELIMINARY STATEMENTS:
     1. Flagstar, Funding, the Lenders and the Co-Agents and Managing Agent referred to therein have entered into an Amended and Restated Credit Agreement dated as of October 26, 1992 (as amended to date, the "Credit Agreement"; the terms defined therein being used herein as therein defined unless otherwise defined herein).
     2. Pursuant to the Fourth Amendment, Waiver and Consent dated as of April 26, 1994 (the "Fourth Amendment") to the Credit Agreement, the Lenders have agreed to grant the requisite waivers and consents to permit the consummation of the Sale Transaction (as defined in the Fourth Amendment), subject to the satisfaction of the conditions set forth in the Fourth Amendment. Pursuant to
Section 2.04(b) of the Credit Agreement, the Working Capital Facility is required to be permanently reduced by an amount equal to the excess of the Net Cash Proceeds of the Sale Transaction over the aggregate amount of the Term Advances.
     3. The Borrowers have determined that the proceeds of the Sale Transaction will be in excess of the amount required by the terms of the Credit Agreement to be applied to prepay in full the Term Advances and have requested that the Lenders agree (a) to clarify the application of the proceeds of the Sale Transaction to the Obligations outstanding under the Loan Documents and (b) to waive the required reduction of the Working Capital Facility.
     4. The Borrowers have asked the Lenders to waive the condition set forth in
Section 1(b)(ii) of the Fourth Amendment to permit certain of the Letters of Credit to remain outstanding for a period of up to 60 days after the date of the consummation of the Sale Transaction.
     5. Canteen Holdings, Inc. ("Canteen") proposes to sell its Recreational and Volume Services Businesses by selling in one or more transactions its direct and indirect Subsidiaries listed on Schedule A hereto (the "Subject Subsidiaries") (the "Recreational and Volume Services Sale Transactions"). In anticipation of the Recreational and Volume Services Sale Transactions, the Borrowers have requested the amendment of Section 5.02(e) of the Credit Agreement.
     6. The Borrowers have requested that the Credit Agreement be amended, among other things, to permit the Loan Parties to retire a portion of their Funded Debt in an amount equal to the portion of the proceeds of the Sale Transaction not required to be delivered to the Managing Agent pursuant to the Credit Agreement as amended hereby.
     7. The Lenders have expressed their willingness to grant the Borrowers' requests as set forth above on the terms and conditions set forth below.
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

          SECTION 1. WAIVER AND CONSENT CONCERNING THE SALE TRANSACTION. (a) The Lenders hereby agree that the condition set forth in Section 1(b)(i) of the Fourth Amendment shall be satisfied if the Managing Agent shall have received for application to the reduction of Commitments under the Credit Agreement an amount sufficient (i) to repay in full the outstanding Term Advances, (ii) to reduce the Working Capital Facility to an amount equal to $150,000,000 plus the Extension Amount (as defined below) and (iii) to reduce all other Commitments outstanding under the Credit Agreement, if any, to zero.

          (b) The Lenders hereby agree that the condition set forth in Section 1(b)(ii) of the Fourth Amendment shall be satisfied if Flagstar shall have returned to the Issuing Banks for cancellation all Letters of Credit set forth on Schedule B hereto having an Available Amount in excess of $300,000, provided that the aggregate Available Amount of such Letters of Credit not so returned shall not exceed $662,500; provided further, that within 60 days after the consummation of the Sale Transaction, the Borrowers shall have returned to the Issuing Banks for cancellation all of the Letters of Credit set forth on Schedule B hereto or shall have deposited cash collateral with the Issuing Bank of each such outstanding Letter of Credit in an amount equal to the Available Amount of such outstanding Letter of Credit.

          SECTION 2. AMENDMENTS TO THE CREDIT AGREEMENT. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, hereby amended as follows:

             (a) Section 2.14(b) is amended by adding at the end thereof "or for the purposes permitted by Section 5.02(n)(i)(G)."
             (b) Section 4.01(g) is amended by deleting the date "1991" and substituting therefor the date "1993".
             (c) Section 5.02(e) is amended by deleting from the end of clause
        (vi) thereof the word "and", adding to the end of clause (vii) thereof the word "and" and adding a new clause (viii) thereto to read as follows:
               "(viii) dispositions of IM Parks, Inc., IM Stadium, Inc. and their respective Subsidiaries on or before March 31, 1995, PROVIDED that (i) on or prior to the date of disposition of each such Subsidiary, Funding shall have returned to the Issuing Banks for cancellation, or shall have made other arrangements satisfactory to the requisite Lenders in respect of, the Letters of Credit issued in support of obligations of such Subsidiary, (ii) any such disposition shall be for an amount not less than fair market value and on other terms and conditions reasonable and customary in similar transactions, in each case as determined in the reasonable judgment of the Required Lenders and (iii) the Net Cash Proceeds of such dispositions are used to prepay Advances in accordance with Section 2.05;"
             (d) Section 5.02(e) is further amended by deleting from the proviso clause at the end thereof the phrase "clauses (iv) and (v)" and substituting therefor the phrase "clauses (iv), (v) and (viii)".
             (e) Section 5.02(n) is amended by deleting the word "and" at the end of clause (i)(E) thereof and substituting a comma therefor, adding the word "and" at the end of clause (i)(F) thereof and adding a new clause (i)(G) to read as follows:
               "(G) prepayments, redemptions, purchases, defeasances or other satisfactions of Funded Debt, in an aggregate principal amount not to exceed the result of (I) $175,000,000 minus (II) the excess of $300,000,000 over the amount of the Working Capital Facility on the day after the consummation of the sale of IM Vending, Inc. and its Subsidiaries, provided that, both before and after giving effect to any transaction permitted by this clause (G), (aa) the Borrowers shall have an aggregate of (i) Cash Equivalents and the balance of cash in the Funding Cash Concentration Account and (ii) an amount equal to the excess of the amount of the Working Capital Facility over the sum of
          (x) the aggregate principal amount of the Working Capital Advances plus (y) the Working Capital Reserve Amount of not less than $100,000,000 and (bb) no Default shall have occurred and be continuing".

          SECTION 3. EXTENSION OF WORKING CAPITAL COMMITMENTS.

             (a) Definitions. As used in this Section 3, the following terms are defined as follows:
               "ELECTED PREPAYMENT WAIVER" of a Lender means the amount of such Lender's Working Capital Commitment in excess of such Lender's Remaining Commitment that such Lender elects to maintain as its Working Capital Commitment after giving effect to the application of the proceeds of the Sale Transaction, as indicated on such Lender's signature page hereof.
               "EXTENSION AMOUNT" means the aggregate amount of the Elected Prepayment Waivers of the Lenders.
               "REMAINING COMMITMENT" of a Lender means such Lender's pro rata share, determined by reference to such Lender's Working Capital Commitment prior to the effectiveness of this Amendment, of $150,000,000.
             (b) DETERMINATION OF ELECTED PREPAYMENT WAIVERS.
               (i) On or before June 16, 1994, each Lender that elects an Elected Prepayment Waiver shall deliver to the Managing Agent a copy of its signature page to this Amendment, duly executed by such Lender and specifying in the space provided on such page opposite the name of such Lender such Lender's Elected Prepayment Waiver.
               (ii) Promptly upon receipt of the signature pages as contemplated by clause (i) above, the Managing Agent shall notify the Borrowers of the Extension Amount. If the Extension Amount is less than $150,000,000, the Borrowers may elect not to accept the Elected Prepayment Waivers, whereupon the
                                       2

          Working Capital Facility shall be $150,000,000. The Managing Agent shall promptly notify each Lender that has an Elected Prepayment Waiver of its Working Capital Commitment after giving effect to this Amendment and shall promptly notify the Lenders and the Borrowers of the amount of the Working Capital Facility after giving effect to this Amendment.
             (c) EXTENSION OF WORKING CAPITAL COMMITMENTS. Subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, each Lender that has an Elected Prepayment Waiver hereby waives Section 2.04(b) of the Credit Agreement to the extent of such Elected Prepayment Waiver, whereupon (i) that portion of the Working Capital Facility equal to the Extension Amount that would otherwise be reduced by application of the proceeds of the Sale Transaction shall instead remain outstanding, and (ii) the amount of the Working Capital Facility shall be equal to the sum of $150,000,000 and the Extension Amount.

          SECTION 4. CONDITIONS OF EFFECTIVENESS. (a) This Amendment and Section 1 hereof shall become effective when, and only when (i) the Managing Agent shall have received counterparts of this Amendment executed by Flagstar, Funding and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Managing Agent that such Lenders have executed this Waiver and (ii) the Managing Agent shall have received the Consent attached hereto, signed by each Subsidiary of Flagstar.

             (b) Sections 2 and 3 hereof shall become effective on and as of the date on or prior to July 31, 1994 when, in addition to the conditions set forth in clause (a) above, the following conditions shall have been satisfied or duly waived:
               (i) The Sale Transaction shall have been consummated.
               (ii) Flagstar shall have paid to the Managing Agent, in accordance with Section 2.10 of the Credit Agreement and for the account of each Lender, an extension fee equal to 0.5% of such Lender's Elected Prepayment Waiver.
               (iii) If the Extension Amount is less than $150,000,000, the Managing Agent shall have received a notice from the Borrowers that the Borrowers have not made the election pursuant to Section 3(b)(ii) above to not accept the Elected Prepayment Waivers.
               (iv) The Borrowers shall have accepted Elected Prepayment Waivers in an aggregate amount of not less than $100,000,000.
               (v) The Managing Agent shall have received a certificate, dated the date of receipt thereof by the Managing Agent, in form and substance satisfactory to the Managing Agent, signed by a duly authorized officer of each Loan Party, stating that:
          (A) The representations and warranties contained in each Loan Document and in Section 5 hereof are correct on and as of the date of such certificate as though made on and as of such date, and
          (B) No event has occurred and is continuing that constitutes a Default.

          SECTION 5. REPRESENTATIONS AND WARRANTIES. Flagstar represents and warrants as follows:

             (a) The execution, delivery and performance by each Loan Party of this Amendment and the Credit Agreement, as amended hereby, and the consummation of the transactions contemplated hereby and thereby are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action and do not (i) contravene such Loan Party's charter or by-laws, (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934, as amended), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time), order, writ, judgment, injunction, decree, determination or award applicable to any Loan Party, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) result in or require the creation or imposition of any Lien (other than Liens created by or permitted under the Loan Documents) upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries except, as to (ii) and (iii) above, as would not, and would not be reasonably likely to, have a Material Adverse Effect.
             (b) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery, recordation,
                                       3
        filing or performance by any Loan Party of this Amendment or the Credit Agreement, as amended hereby, or for the consummation of the transactions contemplated hereby and thereby, except where the failure to obtain, take, give or make such authorizations, approvals, actions, notices or filings would not, and would not be reasonably likely to, have a Material Adverse Effect.
             (c) This Amendment and the Consent have been duly executed and delivered by each Loan Party party thereto. Assuming that (i) this Amendment is duly executed and delivered by, and is within the power and authority of, the Required Lenders and (ii) the Credit Agreement has been duly executed and delivered by, and is within the power and authority of the Managing Agent, the Co-Agents and the Lenders, this Amendment and the Credit Agreement, as amended hereby, are the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

          SECTION 6. REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS.

             (a) Upon the effectiveness hereof, on and after the date hereof each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement and each reference in the other Loan Documents to the Credit Agreement, "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.
             (b) Except as specifically amended above, the Credit Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.
             (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or Co-Agent or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

          SECTION 7. GOVERNING LAW. This Waiver shall be governed by, and construed in accordance with, the laws of the State of New York.


          SECTION 8. EXECUTION IN COUNTERPARTS. This Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Waiver by telecopier shall be effective as delivery of a manually executed counterpart of this Waiver.

     IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be executed by their respective officers thereunto duly authorized, as of the date first above written.
                                        BORROWERS
                                         FLAGSTAR CORPORATION

                                         By /s/          C. BURT DUREN
                                           Title: Vice President and Treasurer

                                         TWS FUNDING, INC.

                                         By /s/          C. BURT DUREN
                                           Title: Treasurer

                                        LENDERS

                                                                CITIBANK, N.A.
Elected Prepayment Waiver
                      $12,589,232.67                            By: /s/              DOUGLAS P. FLETCHER
                                                                    Title: Attorney-in-fact





                                                                THE BANK OF NOVA SCOTIA
Elected Prepayment Waiver
                       $5,775,908.19                            By: /s/                 J. ALAN EDWARDS
                                                                    Title: Vice President





                                                                BANKERS TRUST COMPANY
Elected Prepayment Waiver
                             $0                                 By: /s/                   MARY JO JOLLY
                                                                    Title: Assistant Vice President





                                                                THE CHASE MANHATTAN BANK, N.A.
Elected Prepayment Waiver
                      $27,874,914.00                            By: /s/                DAVID B. TOWNSEND
                                                                    Title: Managing Director

                                                                CHEMICAL BANK
ELECTED PREPAYMENT WAIVER
                      $24,897,174.00                            By: /s/               WILLIAM P. RINDFUSS
                                                                Title: Vice President





                                                                THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED -- NEW YORK BRANCH
Elected Prepayment Waiver
                             $0                                 By: /s/                  SHUNKO UCHIDA
                                                                    Title: Vice President





                                                                NATIONSBANK OF NORTH CAROLINA, N.A.
Elected Prepayment Waiver
                      $23,897,349.98                            By: /s/                 CYNTHIA A. GRIM
                                                                    Title: Senior Vice President





                                                                EATON VANCE PRIME RATE RESERVES
Elected Prepayment Waiver
                             $0                                 By: /s/                MICHAEL J. CANNON
                                                                    Title: Vice President





                                                                GIROCREDIT BANK AG DER SPARKASSEN
Elected Prepayment Waiver
                       $1,169,044.00                            By: /s/                    ANCA TRIFAN
                                                                    Title: Vice President
                                                                /s/                    R. F. STONE
                                                                    Title: First Vice President





                                                                INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION
Elected Prepayment Waiver
                             $0                                 By: /s/                 JOAN M. CHIAPPE
                                                                    Title: Vice President

                                                                THE MITSUBISHI TRUST AND BANKING CORPORATION
Elected Prepayment Waiver
                       $2,481,203.00                            By: /s/           PATRICIA M. LORET DE MOLA
                                                                Title: Senior Vice President





                                                                RESTRUCTURED OBLIGATIONS BACKED BY SENIOR ASSETS, B.V.
Elected Prepayment Waiver                                       By: Chancellor Sr. Secured Mgmt., Inc., as Portfolio Advisor
                             $0                                 By: /s/              CHRISTOPHER A. BONDY
                                                                    Title: Assistant Vice President





                                                                THE SAKURA BANK, LTD.
Elected Prepayment Waiver
                       $1,315,174.19                            By: /s/                 YASUHIRO TERADA
                                                                    Title: S.V.P. & A.G.M.





                                                                STICHTING RESTRUCTURED OBLIGATIONS BACKED BY SENIOR ASSETS 2
                                                                (ROSA2)
Elected Prepayment Waiver                                       By: Chancellor Sr. Secured Mgmt., Inc., as Portfolio Advisor
                             $0                                 By: /s/              CHRISTOPHER A. BONDY
                                                                    Title: Assistant Vice President

                                   SCHEDULE A
                              SUBJECT SUBSIDIARIES
Canteen Management Services, Inc.
IM Parks, Inc.
IM Stadium, Inc.
TW Recreational Services, Inc.
Volume Services, Inc. (a Kansas corporation)
Volume Services, Inc. (a Delaware corporation)
                                       8

               SCHEDULE E TO SIXTH AMENDMENT, WAIVER AND CONSENT
                             CANTEEN HOLDINGS, INC.
                            FOOD & VENDING DIVISION
    ESTIMATED LEVEL OF LETTERS OF CREDIT TO BE OUTSTANDING ON JUNE 20, 1994

ISSUED BY:    ISSUED TO:                      DESCRIPTION:                                                      AMOUNT:
ScotiaBank    Transportation Ins. Co.         Workers compensation, General liability and Auto liability
                                                (periods prior to 1993)                                       $25,712,897(1)
Citibank      Transportation Ins. Co.         Workers compensation and Auto liability (1994)                    6,609,513(2)
ScotiaBank    CNA                             Performance Bonds                                                 6,700,000
Citibank      Industrial Commission of Ohio   State of Ohio workers compensation                                  100,000
Citibank      AMWEST Surety                   Performance Bond                                                    137,500
ScotiaBank    Met Life                        Leases -- Wometco                                                   125,000
ScotiaBank    Gables Capital                  Leases -- Wometco                                                   300,000
                                              ESTIMATED TOTAL                                                 $39,684,910

(1) Estimated Food & Vending allocation of gross L/C of $42,990,000 securing all such obligations of Flagstar and its subsidiaries.
(2) Estimated Food & Vending allocation of gross L/C of $37,010,000 securing all such obligations of Flagstar and its subsidiaries. This L/C began the year at $3.1 million and increases at the rate of approximately $3.1 million each succeeding month through December. The Food & Vending portion increases at the rate of approximately $1.1 million per month.
                                       9

                                    CONSENT
                           DATED AS OF JUNE 17, 1994.
     The undersigned, each a Guarantor under the Amended and Restated Guaranty dated as of November 16, 1992 (as amended to date, the "Guaranty") and a Grantor under the Amended and Restated Security Agreement dated as of November 16, 1992 (as amended to date, the "Security Agreement") in favor of the Managing Agent for the Lenders parties to the Credit Agreement referred to in the foregoing Sixth Amendment, Waiver and Consent, hereby consents to said Sixth Amendment, Waiver and Consent and hereby confirms and agrees that (i) each of the Guaranty and the Security Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of, the Sixth Amendment, Waiver and Consent, each reference in each of the Guaranty and the Security Agreement to the Credit Agreement, "thereunder", "thereof" or words of like import shall mean and be a reference to the Credit Agreement as amended by said Sixth Amendment, Waiver and Consent and (ii) the Security Agreement and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Obligations (as defined therein).
Subsidiaries
SIGNIFICANT SUBSIDIARIES
CANTEEN HOLDINGS, INC.
DENNY'S HOLDINGS, INC.
SPARTAN HOLDINGS, INC.

By /s/          JOHN A. GERSON
    President or Vice President of each
of
    the corporations listed above

CANTEEN SUBSIDIARY GROUP
ACE FOODS, INC.
AUTOMATIC CIGARETTE SERVICE COMPANY
AUTOMATIC MERCHANTS, INC.
BATON ROUGE CIGARETTE SERVICE, INC.
CANTEEN CORPORATION
CANTEEN MANAGEMENT SERVICES, INC.
CANTEEN SERVICE, INC.
CIGARETTE SERVICE CO., INC.
CONSOLIDATED COIN CATERERS CORPORATION
5111 W. LEXINGTON BUILDING CORPORATION
IM VENDING, INC.
IM PARKS, INC.
IM STADIUM, INC.
NEW ORLEANS CIGARETTE SERVICE CORPORATION
THE OAK ROOM, INC.
QUAD COUNTY CANTEEN SERVICE COMPANY
TW RECREATIONAL SERVICES, INC.
UNITED FOOD MANAGEMENT SERVICES, INC. N.Y.
VOLUME SERVICES, INC. (A KANSAS CORPORATION)
VOLUME SERVICES, INC. (A DELAWARE CORPORATION)

By /s/          C. BURT DUREN
    Vice President or Treasurer of each
    of the corporations listed above

DENNY'S SUBSIDIARY GROUP
CB DEVELOPMENT #6, INC.
C-B-R DEVELOPMENT CO., INC.
DANNY'S DO NUTS #10, INC.
DENNY'S, INC.
DENNY'S MANAGEMENT, INC.
DENNY'S REALTY, INC.
DFC TRUCKING CO.
EAVES PACKING COMPANY, INC.
EL POLLO LOCO, INC.

By /s/       ROBERT L. WYNN, III
    President or Vice President of each
of
    the corporations listed above

DENNY'S RESTAURANTS OF IDAHO, INC.

By /s/       ROBERT L. WYNN, III
    Title: Assistant Treasurer

HAROLD BUTLER ENTERPRISES #362, INC.
HAROLD BUTLER ENTERPRISES #607, INC.
LA MIRADA ENTERPRISES NO. 1, INC.
LA MIRADA ENTERPRISES NO. 5, INC.
LA MIRADA ENTERPRISES NO. 6, INC.
LA MIRADA ENTERPRISES NO. 7, INC.
LA MIRADA ENTERPRISES NO. 8, INC.
LA MIRADA ENTERPRISES NO. 9, INC.
LA MIRADA ENTERPRISES NO. 14, INC.
PORTIONTROL FOODS, INC.
PROFICIENT FOOD COMPANY

By /s/       ROBERT L. WYNN, III
    President or Vice President of each
of
    the corporations listed above

TWS 200 CORP.
TWS 300 CORP.
TWS 500 CORP.
TWS 600 CORP.
TWS 700 CORP.
TWS 800 CORP.
WDH SERVICES, INC.

By /s/       ROBERT L. WYNN, III
    President or Vice President of each
of
    the corporations listed above

CB DEVELOPMENT #9, LTD.
DENNY'S OF CANADA LTD.
DENNY'S RESTAURANTS OF CANADA, LTD.

By /s/       WILLIAM H. MITCHELL
    Title: Vice President

SPARTAN SUBSIDIARY GROUP
QUINCY'S REALTY, INC.
QUINCY'S RESTAURANTS, INC.
FLAGSTAR ENTERPRISES, INC.
SPARDEE'S REALTY, INC.
FLAGSTAR SYSTEMS, INC.
SPARTAN REALTY, INC.

By /s/          C. BURT DUREN
    Treasurer of each of the
    corporations listed above

SPARTAN MANAGEMENT, INC.

By /s/          C. BURT DUREN
    Title: Treasurer

ADDITIONAL GUARANTOR:
AMS HOLDINGS, INC.

By /s/          JOHN A. GERSON
    Title: President or Vice President